SCHEDULE 14A INFORMATION

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KemPharm, Inc.

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KEMPHARM, INC.

2500 Crosspark Road, Suite E126

Coralville, IA 52241

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of KEMPHARM, INC., a Delaware corporation (“KemPharm” or the “Company”). The meeting will be held on Tuesday, May 23, 2017 at 9:00 am local time at the Hilton Garden Inn West Des Moines, 205 S 64th Street, West Des Moines, IA 50266 for the following purposes:

1.	To elect the nominees of the board of directors of KemPharm, Richard W. Pascoe and David S. Tierney, to the Company’s board of directors to hold office until the 2020 annual meeting of stockholders.

2.	To ratify the selection by the audit committee of the board of directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 3, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer, Secretary and Treasurer

Coralville, IA

April 12, 2017

Pursuant to the internet proxy rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the internet. Accordingly, stockholders of record at the close of business on April 3, 2017 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about April 12, 2017.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

KEMPHARM, INC.

2500 Crosspark Road, Suite E126

Coralville, IA 52241

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of KemPharm, Inc. (sometimes referred to as “us,” “we,” the “Company” or “KemPharm”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 12, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 21, 2017.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, May 23, 2017, at 9:00 am local time at the Hilton Garden Inn West Des Moines, 205 S 64th Street, West Des Moines, IA 50266. Directions to the Annual Meeting may be found at www.kempharm.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 3, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 14,646,982 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 3, 2017 your shares were registered directly in your name with KemPharm’s transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below or return the proxy card we may mail to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 3, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in

“street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors; and

•

Ratification of selection by the Audit Committee of the Board (the “Audit Committee”) of RSM US LLP (“RSM”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 22, 2017, to be counted.

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To vote through the internet, go to http://www.envisionreports.com/KMPH to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 22, 2017, to be counted.

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To vote using the proxy card, if you request one or we elect to deliver one , simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide an internet proxy to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on April 3, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, by completing your proxy card, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2500 Crosspark Road, Suite E126, Coralville, IA 52241.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2017 to our Secretary at 2500 Crosspark Road, Suite E126, Coralville, IA 52241. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by February 22, 2018, but no earlier than January 23, 2018; provided, however that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 23, 2018, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the Audit Committee’s selection of RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None

2	Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on the record date, there were 14,646,982 shares outstanding and entitled to vote. Thus, the holders of 7,323,492 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by telephone, internet or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has six members. There are two directors in the class whose term of office expires in 2017. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting of our stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2016 annual meeting of our stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that either nominee would be unable to serve.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Richard W. Pascoe

Mr. Pascoe, age 52 as of December 31, 2016, has served as a director of our company since January 2014 and our lead independent director since November 2014. Since March 2013, Mr. Pascoe has served as the chief executive officer and on the board of directors of Apricus Biosciences, a specialty pharmaceutical company. From August 2008 to March 2013, Mr. Pascoe was the president and chief executive officer and a director of Pernix Sleep, Inc. (formerly known as Somaxon Pharmaceuticals, Inc.), a specialty pharmaceutical company. Prior to Pernix, from 2005 to 2008, Mr. Pascoe worked for ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company, where he was most recently senior vice president and chief operating officer. Mr. Pascoe received his B.S. degree from the United States Military Academy at West Point. Our board of directors believes that Mr. Pascoe’s experience as a pharmaceutical company executive provides him with the qualifications and skills to serve as a director of our company.

David S. Tierney

Dr. Tierney, age 53 as of December 31, 2016, joined our board in March 2015. Since April 2014, Dr. Tierney has served as chief executive officer of Icon Bioscience, Inc., a privately held ophthalmic drug delivery company. From January 2013 until March 2014, Dr. Tierney was a venture partner at Signet Healthcare Partners, a New York City based life science private equity fund. Dr. Tierney served as president and chief operating officer and as a member of the board of directors of Oceana Therapeutics, Inc., a private specialty pharmaceutical company, from its organization in 2008 through its sale to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney served as the president and chief executive officer and as a member of the board of directors of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. From January 2000 to August 2000,

Dr. Tierney served as president of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company. From March 1997 to January 2000, Dr. Tierney was senior vice president of drug development at Roberts Pharmaceutical Corporation and from December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is also a director of Catalyst Pharmaceutical Partners and Bioject Medical Technologies, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. Our board of directors believes that Dr. Tierney’s experience as a pharmaceutical company executive provides him with the qualifications and skills to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Matthew R. Plooster

Mr. Plooster, age 35 as of December 31, 2016, has served as a director of our company since March 2011. Mr. Plooster co-founded Bridgepoint Merchant Banking, a division of Bridgepoint Holdings, LLC, where he has served as a managing principal since March 2012. Mr. Plooster also currently serves as a manager of Bridgepoint Investment Partners I, LLLP, a position he has held since May 2012. Previously, Mr. Plooster worked as an investment banker at DeWaay Investment Banking from October 2010 to March 2012, Morgan Stanley from August 2009 to November 2009 and Deutsche Bank from 2004 to July 2009. Mr. Plooster received his Certificate in Business Excellence from Columbia Business School and his B.A. degree from the University of Chicago. Our board of directors believes that Mr. Plooster’s experience as an investor in healthcare companies provides him with the qualifications and skills to serve as a director of our company.

Joseph B. Saluri

Mr. Saluri, age 50 as of December 31, 2016, has served as a director of our company since January 2014. Mr. Saluri served as vice president and general counsel for Stine Seed Company and its affiliates from July 1999 to March 2017. Prior to his employment with Stine, Mr. Saluri was an attorney and solicitor at law with Nicholas Critelli Associates, PC, in Des Moines, Iowa and London, England. Since May 2010, Mr. Saluri has served as a director of Newlink Genetics Corporation, a public biopharmaceutical company. Mr. Saluri received his J.D. degree from Drake University Law School and his B.S.B.A. degree from Drake University. Our board of directors believes that Mr. Saluri’s extensive legal background and experience in corporate management, finance and investor relations provides him with the qualifications and skills to serve as a director of our company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Travis C. Mickle, Ph.D.

Dr. Mickle, age 43 as of December 31, 2016, is a co-founder of our company and has served as a member of our board of directors since our inception in 2006 and chairman of our board of directors since November 2014. Dr. Mickle served as our president and chief scientific officer from 2006 to October 2010, and has served as our president and chief executive officer since October 2010. Prior to founding our company, Dr. Mickle spent five years with New River Pharmaceuticals, a specialty pharmaceutical company, where he was a senior research scientist from 2001 to 2002, the director of chemistry from 2002 to 2003 and the director of drug discovery and CMC from 2003 to 2005. Dr. Mickle received his Ph.D. degree from the University of Iowa and his B.A. degree from Simpson College. Our board of directors believes that Dr. Mickle’s leadership of our company since its inception, knowledge of our company as founder and experience with pharmaceutical companies provides him with the qualifications and skills to serve as a director of our company. Dr. Mickle is married to Christal M.M. Mickle, our vice president of operations and product development.

Danny L. Thompson

Mr. Thompson, age 52 as of December 31, 2016, has served as a director of our company since 2007. He has served as the president of Success Bank since 1998 and chief executive officer beginning in 2017 and the vice president of Garrett Bancshares, LTD since 2006. From 1984 to 1997, he held several positions at Davis County Savings Bank including executive vice president of operations, trust officer and commercial loan officer. Mr. Thompson received his M.B.A. degree from St. Ambrose University and his B.A. degree from Buena Vista College. Our board of directors believes that Mr. Thompson’s business experience provides him with the qualifications and skills to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Pascoe, Mr. Plooster, Mr. Saluri, Mr. Thompson and Mr. Tierney.

In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Mickle, our president and chief executive officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by our president and chief executive officer, Dr. Mickle. The Board has also appointed Mr. Pascoe as our lead independent director.

We believe that combining the positions of chief executive officer and board chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of chief executive officer and board chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of chief executive officer and board chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined chief executive officer and board chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a board chair with an extensive history with and knowledge of the Company (as is the case with our chief executive officer) as compared to a relatively less informed independent board chair.

The Board appointed Mr. Pascoe as our lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer and board chair. As the lead independent director, Mr. Pascoe presides over meetings of our independent directors when needed, serves as a liaison between our chairman and the independent directors and performs additional duties as our Board may otherwise determine or delegate from time to time. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the board chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Dr. Mickle’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of chief executive officer and board chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight and assistance in connection with our legal, regulatory and ethical compliance programs as established by management and the Board. Our Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions. The Board’s Compensation Committee (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from our employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met nine times during 2016. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served held during the portion of 2016 for which he was a director or committee member.

As required under the applicable NASDAQ listing standards, in the fiscal year ending December 31, 2016, our independent directors met four times in regularly scheduled executive sessions at which only our independent directors were present. Our lead independent director presided over these executive sessions.

Information Regarding Committees of the Board of Directors

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2016 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Travis C. Mickle, Ph.D.
Richard W. Pascoe	X		X
Matthew R. Plooster			X	*	X
Joseph B. Saluri	X				X	*
Danny L. Thompson	X	*
David S. Tierney			X		X
Total meetings in 2016	5		3		2

*	Committee Chairperson

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accounting firm. Our Audit Committee consists of three directors, Richard W. Pascoe, Joseph B. Saluri and Danny L. Thompson. Our Board has determined that each of

Messrs. Pascoe, Saluri and Thompson are independent directors under NASDAQ listing rules and under Rule 10A-3 under Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Thompson is the chairman of the Audit Committee and our Board has determined that Mr. Thompson is an “audit committee financial expert” as defined by SEC rules and regulations and based on a qualitative assessment of Mr. Thompson’s level of knowledge and experience based on a number of factors including his previous business experience as described above under the section titled “Proposal 1—Election of Directors—Directors Continuing in Office Until the 2019 Annual Meeting.” The principal duties and responsibilities of the Audit Committee include:

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appointing and retaining an independent registered public accounting firm to audit our financial statements, overseeing the independent registered public accounting firm’s work and determining the independent registered public accounting firm’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent registered public accounting firm;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•

reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s review of our quarterly financial statements; and

•	conferring with management and our independent registered public accounting firm about the scope, adequacy and effectiveness of our internal accounting control and our financial reporting.

The Audit Committee met five times during the last fiscal year. Our Board has adopted a written audit committee charter that is available to our stockholders at www.kempharm.com.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Richard W. Pascoe

Joseph B. Saluri

Danny L. Thompson

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors, Richard W. Pascoe, Matthew R. Plooster and David S. Tierney. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards) and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. Mr. Plooster is the chairman of the Compensation Committee. Our Board has determined that the composition of the Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee, complies with the applicable requirements of the NASDAQ listing rules and SEC rules and regulations.

The principal duties and responsibilities of the Compensation Committee include:

•

establishing and approving, or, if it deems appropriate, recommend to the Board, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the compensation of our chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

•

exercising administrative authority under our stock plans, as well as stock appreciation rights plans, pension and profit-sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, or any other similar programs which may be adopted from time to time;

•	establishing policies and making recommendations to our Board regarding director compensation;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•

preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

The Compensation committee met three times during 2016. Our Board has adopted a written compensation committee charter that is available to our stockholders at www.kempharm.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly, but may meet with greater or lesser frequency, as deemed necessary by the Compensation Committee. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our chief executive officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the Compensation Committee’s charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the Compensation Committee’s charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence. However, there is no requirement that any adviser be independent.

During 2016, with consideration of the factors prescribed by the SEC and NASDAQ, the Compensation Committee extended its engagement with Radford, an Aon Hewitt company, as a compensation consultant. The Compensation Committee requested that Radford provide an update to its report from the third quarter of 2015 in which Radford provided the following:

•	an evaluation of the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assistance in refining the Company’s compensation strategy and implementation of a non-employee director and executive compensation programs.

As part of its engagement, the Compensation Committee requested that Radford review the comparative group of companies previously selected, and to use the updated comparative group to perform analyses of competitive performance and compensation levels prevailing within that group. and to perform analyses of competitive performance and compensation levels for that group. Radford developed recommendations that were presented to the Compensation Committee for its consideration. Following discussion with Radford and management, the Compensation Committee recommended that our Board approve the recommendations from Radford for our non-employee directors.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2015, the Compensation Committee formed a single person non-officer stock award committee, currently composed of our chief executive officer, Travis C. Mickle, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock awards to employees who are not officers of the Company, provided that such grants are made in accordance with guidelines established by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of our stock award administration and to facilitate the timely grant of stock awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the single person non-officer stock award committee may not grant stock awards to acquire more than 22,500 shares per employee and all grants made by this committee must be made to persons below the level of vice president. As part of the Compensation Committee’s oversight function, the minutes of each meeting and copies of each action by unanimous written consent of the single-member committee are to be sent to the members of the Compensation Committee. During 2016, the single-member committee exercised its authority to grant options to purchase an aggregate of 280,375 shares to non-officer employees.

The Compensation Committee endeavors to make significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the chief executive officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the chief executive officer. In the case of the chief executive officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Richard W. Pascoe, Matthew R. Plooster and David S. Tierney. None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our executive officers or employees. None of our executive officers currently serves, nor has any of them served during the last completed fiscal year, as a member of our Compensation Committee, the compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) of the Board is composed of three directors, Matthew R. Plooster, Joseph B. Saluri and David S. Tierney. Mr. Saluri is the chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board);

•	reviewing and evaluating incumbent directors;

•	recommending to the Board for selection candidates for election to the Board;

•	making recommendations to the Board regarding the membership of the committees of the Board;

•	assessing the performance of the Board; and

•	overseeing and reviewing the Company’s corporate governance functions on behalf of the Board.

The Nominating and Corporate Governance Committee met two times during 2016. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to our stockholders at www.kempharm.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, independence for purposes of the NASDAQ listing standards, diversity and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o KemPharm, Inc., 2500 Crosspark Road, Suite E126, Coralville, Iowa 52241, Attn: Secretary, or at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include the full name age, business address and residence address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed nominee, a description of the proposed nominee’s qualifications as a director, the name and address of the stockholder on whose behalf the submission is made and the number and class of the Company’s shares that are beneficially owned by such stockholder and such nominee as of the date of submission, including the date that such shares were acquired by such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to KemPharm, Inc., 2500 Crosspark Road, Suite E126, Coralville, Iowa 52241, Attn: Secretary. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the secretary shall discard the communication. These screening procedures have been approved by a majority of the independent directors.

All communications directed to the Audit Committee in accordance with our open door policy for reporting complaints regarding accounting and auditing matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee.

CODE OF ETHICS

We have adopted the KemPharm, Inc. Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on our website at www.kempharm.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM was appointed by the Audit Committee in March 2017. Previously, the Company’s independent registered public accounting firm was Ernst & Young LLP (“EY”) from 2009 to March 2017. Representatives of RSM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Company does not expect a representative of EY, the Company’s former independent registered public accounting firm, to be present at the Annual Meeting.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of RSM.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On March 23, 2017, the Company, at the discretion of the Audit Committee, dismissed EY as the Company’s independent registered public accounting firm. The Company then engaged RSM to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. The Company filed a Current Report on Form 8-K on March 28, 2017 reporting this change.

The reports of EY on the financial statements of the Company for the fiscal years ended December 31, 2016 and 2015, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph for the adoption of new accounting standards.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2016 and 2015, and in the subsequent interim period from January 1, 2017 through March 23, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports.

During the Company’s fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the Company’s fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, neither the Company nor anyone on its behalf has consulted with RSM regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company’s financial statements and, neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2016, by EY, the Company’s principal accountant for those fiscal years.

	Fiscal Year Ended(1)
	2016	2015
	(in thousands)
Audit Fees(2)	$544	$513
Audit-related Fees(3)	—	—
Tax Fees(4)	—	11
All Other Fees(5)	—	—

Total Fees	$544	$524

(1)	All fees described above were pre-approved by the Audit Committee.
(2)

Audit Fees are fees for the annual audit and quarterly reviews of the Company’s financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(3)

Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(4)	Tax Fees are fees for tax compliance, planning and preparation.
(5)	All Other Fees are fees for products and services other than the services described above. No Other Fees were billed in fiscal year 2016 or 2015.

In connection with the audit of the 2016 financial statements, the Company entered into an engagement agreement with EY that sets forth the terms by which EY would perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of non-monetary or equitable relief.

In connection with the audit of the 2017 financial statements, the Company has notified RSM of its selection to perform audit services for the Company. RSM has begun its client acceptance procedures, and upon completion of these procedures, the Company expects to enter into an engagement agreement with RSM that will set forth the terms by which RSM will perform audit services.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services, so long as such non-audit services will not impair the independent registered public accounting firm’s independence and are consistent with applicable rules and regulations, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by EY was compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers and a significant employee, including their ages as of December 31, 2016:

Name	Age	Position
Executive Officers
Travis C. Mickle, Ph.D.	43	President, Chief Executive Officer and Chairman of the Board
Daniel L. Cohen	58	Executive Vice President, Government and Public Relations
Sven Guenther, Ph.D.	44	Executive Vice President, Research and Development
R. LaDuane Clifton, CPA	44	Chief Financial Officer, Secretary and Treasurer
Gordon K. Johnson	65	Chief Business Officer
Christal M.M. Mickle	37	Vice President, Operations and Product Development
Significant Employees
Timothy J. Sangiovanni, CPA	33	Vice President, Corporate Controller

EXECUTIVE OFFICERS

Travis C. Mickle, Ph.D.

Biographical information regarding Dr. Mickle is set forth under “Proposal 1—Election of Directors—Directors Continuing in Office Until the 2019 Annual Meeting.”

Daniel L. Cohen

Mr. Cohen has served as our company as our executive vice president of government and public relations since April 2016. Prior to joining our company, Mr. Cohen was the consulting head of North American government relations for Grünenthal USA, a biopharmaceutical company that is developing abuse deterrent formulations for opioid analgesics, from May 2013 to April 2016, and was senior vice president of government relations and health policy with the obesity medical device manufacturer, EnteroMedics, Inc. from March 2008 to April 2016. Mr. Cohen currently serves as the forum chair of the Abuse Deterrent Coalition, representing nearly 30 abuse deterrent formulation manufacturers, patient advocates and related organizations seeking to expand access to abuse deterrent formulation technologies. In addition, he is the vice chairman of the board of directors for the MedStar National Rehabilitation Hospital Network. Mr. Cohen earned a bachelor’s degree in sociology from Willamette University and received a master’s degree in international affairs from Georgetown University.

Sven Guenther, Ph.D.

Dr. Guenther joined our company as our group leader of research in 2007 and served as a member of our board of directors from April 2012 to April 2015, and has served as our executive vice president, research and development since May 2014. Prior to joining our company, Dr. Guenther served as a research scientist for New River Pharmaceuticals from 2003 to 2007. Dr. Guenther received his Ph.D. degree from the University of Iowa.

R. LaDuane Clifton, CPA

Mr. Clifton has served as our chief financial officer since June 2015 and as our secretary and treasurer since February 2016. Previously, Mr. Clifton served as our vice president of finance and corporate controller from April 2015 to June 2015. Prior to joining our company, Mr. Clifton served in a variety of positions with The LGL Group, Inc., a publicly held producer of industrial and commercial products and services, from August 2009 to February 2015, including chief financial officer, secretary and treasurer from December 2012 to February 2015, chief accounting officer and secretary from March 2010 to December 2012, and corporate controller from August

2009 to March 2010. From August 2008 to August 2009, Mr. Clifton served as the chief financial officer of a21, Inc., a publicly held holding company with businesses in stock photography and the online retail and manufacture of framed art, and as its corporate controller from March 2007 to August 2008. Mr. Clifton served in a variety of finance and medical cost analysis roles with Aetna, Inc., a publicly held provider of healthcare benefits, from August 1991 to August 2004. Mr. Clifton was an auditor with KPMG, LLP from August 2004 to March 2007. Mr. Clifton received his B.B.A. and M.B.A. degrees from the University of North Florida and is a certified public accountant in the state of Florida.

Gordon K. Johnson

Mr. Johnson has served as our chief business officer since June 2015. Previously, Mr. Johnson served as our chief operating officer and chief financial officer from July 2013 to June 2015. Prior to joining our company, Mr. Johnson was the president and chief operating officer of Citius Pharmaceuticals, LLC, a specialty pharmaceutical company, from November 2012 to July 2013. From July 2012 to October 2012, Mr. Johnson was the executive vice president and chief business officer of Direct Markets, Inc., a technology company. From June 2011 to July 2012, Mr. Johnson served as a managing director of Rodman & Renshaw, LLC. Prior to that, he was a managing director at Piper Jaffray & Co. from 2007 to March 2011. Mr. Johnson received his M.B.A. degree from Harvard Business School and his B.A. degree from the University of Missouri.

Christal M.M. Mickle

Ms. Mickle is a co-founder of our company and served as a member of our Board from 2006 to April 2015. Ms. Mickle has held a variety of positions at our company, including vice president and group leader from 2006 to 2008, secretary from 2006 to 2014, vice president of corporate affairs from 2008 to October 2013 and vice president, operations and product development from October 2013 to present. Ms. Mickle received her M.A. degree from the University of Virginia and her B.A. and B.S. degrees from Virginia Polytechnic Institute and State University. Ms. Mickle is married to Travis C. Mickle, Ph.D.

SIGNIFICANT EMPLOYEES

Timothy J. Sangiovanni, CPA

Mr. Sangiovanni has served as our vice president, corporate controller since February 2017. Previously, Mr. Sangiovanni served as our director of financial reporting since August 2015. Prior to joining our company, Mr. Sangiovanni served as manager of internal audit—worldwide, with Tupperware Brands Corporation, a publicly held producer of food preparation, storage and serving solutions for the home, and beauty and personal care products, from April 2013 to August 2015. From January 2007 to March 2013, Mr. Sangiovanni served in a variety of roles with KPMG, LLP, including audit associate, senior audit associate and audit manager. Mr. Sangiovanni was a billing analyst with Switch and Data Facilities, Inc. (n/k/a Equinix, Inc.) from October 2005 to December 2006. Mr. Sangiovanni received his B.A. in Accounting from the University of South Florida and is a certified public accountant in the state of Florida.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2017 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 14,646,982 shares of common stock outstanding as of March 31, 2017.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2017, which is 60 days after March 31, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o KemPharm, Inc., 2500 Crosspark Road, Suite E126, Coralville, Iowa 52241.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner
Principal Stockholders:

Entities Affiliated with Deerfield Management Company, L.P.(1)	9,141,421	9.985%
Delaware Street Capital Master Fund, L.P.(2)	1,941,367	9.985
Entities Affiliated with Alyeska Investment Group, L.P.(3)	998,742	6.8

Named Executive Officers and Directors:

Travis C. Mickle, Ph.D.(4)	2,594,227	17.7
Daniel L. Cohen(5)	52,500	*
Sven Guenther, Ph.D.(6)	98,852	*
Tracy M. Woody(7)	—	*
Richard W. Pascoe(8)	27,333	*
Matthew R. Plooster(9)	461,589	3.2
Joseph B. Saluri(10)	31,888	*
Danny L. Thompson(11)	142,392	*
David S. Tierney(12)	31,333	*
All current directors and executive officers as a group (11 persons)(13)	3,720,446	25.4%

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (a) 828,033 shares of common stock and 730,567 shares issuable upon the conversion of a convertible note held by Deerfield Special Situations Fund, L.P. (“Special Situations Fund”) and (b) 256,410 shares of common stock, 1,923,077 shares issuable upon exercise of a warrant, 5,403,334 shares issuable upon the conversion of a convertible promissory notes held by Deerfield Private Design Fund III, L.P. (“Private Design Fund”). In accordance with the terms of the convertible notes and warrant, the holder thereof may not convert or exercise the convertible promissory note, convertible notes or warrant if such conversion or exercise would result in such holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” beneficially owning more than 9.985% of the then issued and outstanding shares of our common stock. This conversion limitation may not be waived and any purported conversion that is inconsistent with this conversion limitation is null and void. Accordingly, notwithstanding the number of shares reported, each of Special Situations Fund and Private Design Fund (and the persons and entities listed below as being deemed to beneficially own the shares held by each of Special Situations Fund and Private Design Fund), disclaim beneficial ownership of the shares underlying such warrant, convertible promissory note and convertible notes to the extent beneficial ownership of such shares would cause the conversion limitation to be exceeded. The shares directly held by Special Situations Fund are indirectly beneficially owned by Deerfield Mgmt, L.P., its general partner, and by Deerfield Management Company, L.P., its investment manager. The shares directly held Private Design Fund are indirectly beneficially owned by Deerfield Mgmt III, L.P., its general partner, and by Deerfield Management Company, L.P., its investment manager. As the sole member of the respective general partners of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P., Mr. James E. Flynn is the sole natural person possessing beneficial ownership over such shares directly held by Special Situations Fund and Private Design Fund. The principal business address of Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)

Consists of 1,459,193 shares of common stock and 482,174 shares issuable upon the conversion of convertible promissory notes through March 31, 2017 held by Delaware Street Capital Master Fund, L.P. (the “Fund”). In accordance with the terms of the convertible promissory notes, the holder thereof may not convert or exercise this convertible promissory note if such conversion or exercise would result in such holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” beneficially owning more than 9.985% of the then issued and outstanding shares of our common stock. This conversion limitation may not be waived and any purported conversion that is inconsistent with this conversion limitation is null and void. The shares held by the Fund are indirectly beneficially owned by (a) DSC Advisors, L.P. (“DSCA”), as investment manager of the Fund, (b) DSC Managers, L.L.C., as general partner of the Fund, (c) DSC Advisors, L.L.C. (“DSCA LLC”), as general partner of DSCA, and (d) Andrew G. Bluhm, the principal of DSCA LLC. The principal business address of Delaware Street Capital Master Fund, L.P. is 900 North Michigan, Suite 1600, Chicago, IL 60611.

(3)

Based solely upon a Schedule 13G filed with the SEC on February 14, 2017, consists of 998,742 shares of common stock held by entities affiliated with Alyeska Investment Group, L.P. Alyeska Investment Group, L.P. is a registered investment adviser associated with Alyeska Fund GP, LLC and Alyeska Fund 2 GP, LLC. Alyeska Investment Group, L.P. may be deemed to indirectly beneficially own the shares held by Alyeska Fund GP, LLC and Alyeska Fund 2 GP, LLC. Anand Parekh, the chief executive officer of Alyeska Investment Group, L.P., shares voting and dispositive power over the shares held by Alyeska Investment Group, L.P. The principal business address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, Seventh Floor, Chicago, IL 60601.

(4)

Consists of (a) 1,597,343 shares of common stock held directly by Dr. Mickle, (b) 33,614 shares of common stock held directly by Ms. Mickle, who is the spouse of Dr. Mickle, (c) 157,197 shares of common stock held by the Travis C. Mickle 2015 Dynasty Trust dated 7/21/2015, for which Ms. Mickle serves as trustee, (d) 243,880 shares of common stock held by the Christal M.M. Mickle 2015 Gift Trust dated 7/21/2015, for which Dr. Mickle serves as trustee, (e) 85,907 shares of common stock held by the TCM Family Trust u/d/p April 30, 2009, for which Dr. Mickle and Ms. Mickle serve as co-trustees, (f) 159,550 shares of common stock held by the Mickle Family Trust u/d/p April 30, 2009, for which Dr. Mickle and Ms. Mickle serve as co-trustees, (g) 100,604 shares of common stock held jointly by Dr. Mickle and Ms. Mickle, (h) 9,050 shares of common stock held by Mickle Investments LLC, for which Dr. Mickle and Ms. Mickle serve as members, (i) 159,166 shares of common stock underlying options held by Dr. Mickle that are exercisable within 60 days of March 31, 2017 and (j) 47,916 shares of common stock underlying options held by Ms. Mickle that are exercisable within 60 days of March 31, 2017.

(5)	Includes 35,000 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.
(6)	Includes 55,000 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.
(7)

Ms. Woody was a named executive officer of the Company for the year ended December 31, 2016 and her employment was terminated in September 2016. On the date of termination all of her unvested stock options vested immediately. In December 2016, all of Ms. Woody’s stock options expired unexercised.

(8)	Consists of 27,333 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.
(9)

Consists of (a) 8,168 shares of common stock held directly by Mr. Plooster, (b) 1,117 shares of common stock held by TD Ameritrade Clearing Inc. Custodian FBO Matthew Ryan Plooster Roth IRA, for which Mr. Plooster serves as trustee, (c) 428,304 shares of common stock held by Bridgepoint Investment Partners I, LLLP (“Bridgepoint”) and (d) 24,000 shares of common stock underlying options held by Mr. Plooster that are exercisable within 60 days of March 31, 2017. The shares directly held by Bridgepoint are indirectly held by its general partner, Bridgepoint Capital Partners, LLP (“BPCP”). The individual managers of BPCP are Matthew R. Plooster, one of our directors, and Adam S. Claypool. Messrs. Plooster and Claypool share voting and dispositive power with regard to the shares directly held by Bridgepoint. The principal business address of Bridgepoint is 700 Locust Street, Suite 203, Des Moines, IA 50309.

(10)	Includes 27,333 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.
(11)

Consists of (a) 13,333 shares of common stock held directly by Mr. Thompson, (b) 7,373 shares of common stock held jointly by Mr. Thompson and his spouse, (c) 29,999 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017 held directly by Mr. Thompson and (d) 91,687 shares of common stock held by Garrett Bancshares, LTD. Mr. Thompson is the Vice-President of Garrett Bancshares, LTD and may be deemed to have shared voting and dispositive power over, and be deemed to be indirect beneficial owner of, the shares directly held by Garrett Bancshares, LTD. The principal business address of Garrett Bancshares, LTD is 109 N. Madison Street, Bloomfield, IA 52537.

(12)	Includes 25,333 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.
(13)	Consists of (a) 3,012,034 shares of common stock and (b) 708,412 shares of common stock underlying options that are exercisable within 60 days of March 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Our chief executive officer, two of our other most highly compensated executive officers and one of our former most highly compensated executive officers for the year ended December 31, 2016 are listed below:

•	Travis C. Mickle, Ph.D., our president and chief executive officer;

•	Daniel L. Cohen, our executive vice president, government and public relations;

•	Sven Guenther, Ph.D., our executive vice president, research and development; and

•	Tracy M. Woody, our former chief commercial officer.

We refer to these executive officers as our named executive officers.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2015 and 2016, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Travis C. Mickle, Ph.D.	2016	495,833	—	130,500	1,324,500	11,425	1,962,258
President and chief executive officer	2015	458,333	—	215,413	2,877,769	20,760	3,572,275

Sven Guenther, Ph.D.	2016	337,500	—	63,032	441,500	18,168	860,200
Executive vice president, research and development	2015	250,000	—	68,025	654,000	12,131	984,156

Daniel L. Cohen(5)	2016	251,955	125,000	63,945	1,731,800	15,078	2,187,778
Executive vice president, government and public relations

Tracy M. Woody(6)	2016	231,458	83,199	—	441,500	110,717	866,874
Chief commercial officer	2015	260,000	—	95,235	1,474,424	10,225	1,839,884

(1)

The amounts for 2016 reflect awards paid in accordance with employment agreements contained within employment agreements during 2016, as discussed further below under “—Narrative to Summary Compensation Table—Annual Bonus and Non-Equity Incentive Plan Awards.”

(2)

Other than as discussed below under “—Narrative to Summary Compensation Table—Annual Bonus and Non-Equity Incentive Plan Awards,” the amounts for 2015 and 2016 reflect non-equity incentive plan awards paid in 2016 and 2017, respectively, for performance during 2015 and 2016, respectively.

(3)

The amounts reflect the full grant date fair value for awards granted during 2015 and 2016, respectively. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note K to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	See “—Narrative to Summary Compensation Table—Other Compensation” for a description of the items in this column.
(5)	Mr. Cohen became an executive officer in April 2016.
(6)	Ms. Woody’s employment was terminated in September 2016.

Narrative to Summary Compensation Table

We review compensation at least annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. The Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers’ base salaries are reviewed periodically by our Compensation Committee, and adjustments may be made upon the approval of the Compensation Committee. Pursuant to his employment agreement, upon the closing of our Series D redeemable convertible preferred stock financing in June 2014, the annual base salary for Dr. Mickle increased to $400,000. In March 2015, we entered into an employment agreement with Ms. Woody under which her annual base salary was established at $300,000.

Effective September 1, 2015, our Compensation Committee approved an increase in Dr. Mickle’s and Dr. Guenther’s annual base salary to $475,000 and $300,000, respectively. Effective March 1, 2016, our Compensation Committee approved an increase in Dr. Mickle’s, Dr. Guenther’s and Ms. Woody’s annual base salaries to $500,000, $345,000 and $335,000, respectively.

In April 2016, we entered into an employment agreement with Mr. Cohen under which his annual base salary was established at $350,000.

Annual Bonus and Non-Equity Incentive Plan Awards

Our Board and Compensation Committee may make cash bonus and non-equity incentive plan awards in their discretion.

In February 2016, our Compensation Committee approved cash awards to Dr. Mickle, Dr. Guenther and Ms. Woody of $215,413, $68,025 and $95,235, respectively, for their services in 2015. In February 2017, our Board approved cash awards to Dr. Mickle, Mr. Cohen and Dr. Guenther of $130,500, $63,945 and $63,032, respectively, for their services in 2016. These award amounts, to the extent they were in recognition for Dr. Mickle’s, Mr. Cohen’s, Dr. Guenther’s and Ms. Woody’s performance during the indicated year, are reflected in the “Non-Equity Incentive Plan Awards” column of the Summary Compensation Table above for the indicated year.

Pursuant to his April 2016 employment agreement, upon his employment with the Company, we awarded Mr. Cohen a cash award of $125,000 upon his hire with the Company. Under Mr. Cohen’s employment agreement, we are also required to pay him an amount equal to $100,000 on the first regularly scheduled pay day following the one-year anniversary of the effective date of his employment agreement.

These award amounts, to the extent they were awarded during the indicated year, are reflected in the “Bonus” column of the Summary Compensation Table above for the indicated year.

Long-Term Incentives

Our 2014 equity incentive plan (the “2014 Plan”) authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options and other stock-based awards. All of our awards under this plan have been in the form of stock options.

We typically grant stock options at the start of employment to each executive and our other employees. Through December 31, 2016, we have not maintained a practice of granting additional equity on an annual basis, but we have retained discretion to provide additional targeted grants in appropriate circumstances.

We award stock options to employees who are not officers of the Company on the date the single person non-officer stock award subcommittee of the Compensation Committee approves the grant. If employees are officers of the Company we award stock options on the date the Compensation Committee approves the grant. We set the option exercise price as the last reported sale price of our common stock on The NASDAQ Global Market on the date of grant.

In September 2015, we granted Dr. Mickle an option to purchase 220,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $20.45 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In February 2016, we granted Dr. Mickle an option to purchase 150,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $12.62 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In January 2017, we granted Dr. Mickle an option to purchase 225,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $3.55 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. All shares subject to vesting under these options will vest in full and become immediately exercisable upon the closing of a sale or other change in control of our company.

Pursuant to Mr. Cohen’s April 2016 employment agreement, we granted Mr. Cohen an option to purchase 140,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $18.10 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In January 2017, we granted Mr. Cohen an option to purchase 75,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $3.55 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. All shares subject to vesting under these options will vest in full and become immediately exercisable upon the closing of a sale or other change in control of our company.

In September 2015, we granted Dr. Guenther an option to purchase 50,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $20.45 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In February 2016, we granted Dr. Guenther an option to purchase 50,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $12.62 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In January 2017, we granted Dr. Guenther an option to purchase 75,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $3.55 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. All shares subject to vesting under these options will vest in full and become immediately exercisable upon the closing of a sale or other change in control of our company.

In March 2015, we granted to Ms. Woody an option to purchase 133,333 shares of our common stock with an exercise price of $8.63 per share. The shares subject to this option will vest in equal annual installments over a period of four years. In May 2015, we granted Ms. Woody an option to purchase 82,035 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $11.41 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In February 2016, we granted Ms. Woody an option to purchase 50,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $12.62 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. All shares subject to vesting under these options that were unvested as of the date of Ms. Woody’s termination in September 2016 became fully vested and immediately exercisable on that date. These options subsequently terminated unexercised in December 2016.

Other Compensation

Other amounts shown in the “All Other Compensation” column in the Summary Compensation Table relate to Company contributions to the 401(k) plan and premiums we paid for life insurance policies on behalf of the named executive officer.

Except for the benefits described above, we do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for medical, dental and vision insurance for all of our employees, including our named executive officers.

Pursuant to her March 2015 employment agreement, we paid Ms. Woody a severance payment of $83,199 payable on the first regularly scheduled pay day following the 60th day after her termination, which amount is equal to Ms. Woody’s pro rata bonus in 2016. We are also obligated under Ms. Woody’s employment agreement to pay her annual base salary for a period of twelve months following her termination. We paid Ms. Woody an aggregate of $97,708 in 2016 in partial satisfaction of this obligation.

Employment Arrangements and Potential Payments upon Termination of Employment

In May 2014, we entered into an employment agreement with Dr. Mickle, under which Dr. Mickle serves as our president and chief executive officer. Under this agreement, upon the execution of a release of claims, Dr. Mickle is eligible to receive severance benefits in specified circumstances.

In the event that we terminate Dr. Mickle without cause or he resigns for good reason, Dr. Mickle will be entitled to receive (a) an amount equal to 18 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro rata bonus award payable on the first regularly scheduled pay day following the 60th day after his termination, (c) 18 months of continued health coverage and (d) full vesting of his outstanding equity awards, except that if such termination occurs within 60 days before, upon or within one year following a sale that constitutes a “change in control event” as defined under the Internal Revenue Code of 1986, as amended (the “Code”), then Dr. Mickle will be entitled to receive his 18 month salary continuation and his target annual bonus in one lump sum payment on the first regularly scheduled pay day following the 60th day after his termination. In the event that we terminate Dr. Mickle with cause, Dr. Mickle resigns without good reason, or his employment is terminated due to mutual agreement, death or disability, then Dr. Mickle will not be entitled to receive severance benefits. Under the terms of Dr. Mickle’s employment agreement, if we enter into any change of control, all then unvested shares subject to outstanding options shall become fully vested and immediately exercisable immediately prior to such change in control.

The following definitions have been adopted in Dr. Mickle’s employment agreement:

•

“cause” means (a) executive is convicted of, or pleads nolo contendere to, a crime constituting a misdemeanor involving dishonesty or moral turpitude or any crime constituting a felony, (b) executive neglects, refuses or fails to perform executive’s material duties, (c) executive commits a material act of dishonesty or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of executive’s duties or (d) executive materially breaches the provisions of any written non-competition, non-disclosure or non-solicitation agreement, or any other agreement with us; and

•

“good reason” means (a) material diminution by us of the executive’s authority, duties or responsibilities the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause, (b) a material change in the geographic location at which the executive must perform services under the agreement, (c) a material diminution in his base salary which is not the result of an across-the-board reduction in base salaries of other senior executives of the Company or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to the executive or our failure to obtain from a successor the express assumption of the agreement.

In April 2016, we entered into an employment agreement with Mr. Cohen, under which Mr. Cohen serves as our executive vice president, government and public relations. Under this agreement, upon the execution of a release of claims, Mr. Cohen is eligible to receive severance benefits in specified circumstances.

In the event that we terminate Mr. Cohen without cause or he resigns for good reason, Mr. Cohen will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro rata bonus award payable on the first regularly scheduled pay day following the 60th day after his termination, (c) 12 months of continued health coverage and (d) full vesting of his outstanding equity awards, except that if such termination occurs within 60 days before, upon or within one year following a sale that constitutes a “change in control event” as defined under the Code then Mr. Cohen will be entitled to receive his 12 month salary continuation and his pro rata bonus award in one lump sum payment on the first regularly scheduled pay day following the 60th day after his termination. In the event that we terminate Mr. Cohen with cause, Mr. Cohen resigns without good reason, or the employment is terminated due to mutual agreement, death or disability, then Mr. Cohen will not be entitled to receive severance benefits. Under the terms of Mr. Cohen’s employment agreement, if we enter into any change of control, all then unvested shares subject to outstanding options shall become fully vested and immediately exercisable immediately prior to such change in control.

The following definitions have been adopted in Mr. Cohen’s employment agreement:

•

“cause” means (a) executive performed an act or acts of willful and material malfeasance or misconduct with respect to the performance of his duties and responsibilities as an employee and executive officer or under the agreement that results in material harm to us that remains uncorrected for 15 days after receipt of written notice, (b) executive’s continued failure to devote his full business time and attention and his best efforts to the faithful performance of his material duties and responsibilities (other than a failure resulting from disability) that remains uncorrected for 15 days after receipt of written notice, (c) executive’s material breach of any material provision of the agreement that remains uncorrected for 15 days after receipt of written notice, (d) the commission of an act of fraud, embezzlement, misappropriation, or personal dishonesty against us (which, if proven, would constitute a felony) or (e) the conviction, or plea of nolo contendere, to a crime constituting a felony; and

•

“good reason” means (a) material diminution by us of executive’s authority, duties or responsibilities, the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause (b) a material change in the geographic location at which executive must principally perform services under the agreement, (c) a material diminution in his base salary which is not the result of his acts or omissions which constitute cause or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to executive or our failure to obtain from a successor the express assumption of the agreement.

In April 2016, we entered into an amended and restated employment agreement with Dr. Guenther, under which Dr. Guenther serves as our executive vice president, research and development. Under this agreement, upon the execution of a release of claims, Dr. Guenther is eligible to receive severance benefits in specified circumstances.

In the event that we terminate Dr. Guenther without cause or he resigns for good reason, Dr. Guenther will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro rata bonus award payable on the first regularly scheduled pay day following the 60th day after his termination, (c) 12 months of continued health coverage and (d) full vesting of his outstanding equity awards, except that if such termination occurs within 60 days before, upon or within one year following a sale that constitutes a “change in control event” as defined under the Code then Dr. Guenther will be entitled to receive his 12 month salary continuation and his pro rata bonus award in one lump sum payment on the first regularly scheduled pay day following the 60th day after his termination. In the event that we terminate Dr. Guenther with cause, Dr. Guenther resigns without good reason, or the employment is terminated due to mutual agreement, death or disability, then Dr. Guenther will not be entitled to receive severance benefits. Under the terms of Dr. Guenther’s employment agreement, if we enter into any change of control, all then unvested shares subject to outstanding options shall become fully vested and immediately exercisable immediately prior to such change in control.

The following definitions have been adopted in Dr. Guenther’s employment agreement:

•

“cause” means (a) executive performed an act or acts of willful and material malfeasance or misconduct with respect to the performance of his duties and responsibilities as an employee and executive officer or under the agreement that results in material harm to us that remains uncorrected for 15 days after receipt of written notice, (b) executive’s continued failure to devote his full business time and attention and his best efforts to the faithful performance of his material duties and responsibilities (other than a failure resulting from disability) that remains uncorrected for 15 days after receipt of written notice, (c) executive’s material breach of any material provision of the agreement that remains uncorrected for 15 days after receipt of written notice, (d) the commission of an act of fraud, embezzlement, misappropriation, or personal dishonesty against us (which, if proven, would constitute a felony) or (e) the conviction, or plea of nolo contendere, to a crime constituting a felony; and

•

“good reason” means (a) material diminution by us of executive’s authority, duties or responsibilities, the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause (b) a material change in the geographic location at which executive must principally perform services under the agreement, (c) a material diminution in his base salary which is not the result of his acts or omissions which constitute cause or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to executive or our failure to obtain from a successor the express assumption of the agreement.

In March 2015, we entered into an employment agreement with Ms. Woody, under which Ms. Woody served as our chief commercial officer. Under this agreement, upon the execution of a release of claims, Ms. Woody is eligible to receive severance benefits in specified circumstances. In September 2016, we terminated Ms. Woody’s employment without cause and she executed a release of claims, and accordingly she became entitled to certain severance benefits which are described in detail below.

In accordance with Ms. Woody’s employment agreement, in connection with Ms. Woody’s termination, without cause, in September 2016, Ms. Woody became entitled to receive (a) an amount equal to 12 months of her annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro rata bonus award payable on the first regularly scheduled pay day following the 60th day after her termination (paid in November 2016), (c) 12 months of continued health coverage and (d) full vesting of her outstanding equity awards as of the date of her termination.

For the purposes of Ms. Woody’s employment agreement “cause” means (a) executive is convicted of, or pleads nolo contendere to, a crime constituting a misdemeanor involving dishonesty or moral turpitude or any crime constituting a felony, (b) executive neglects, refuses or fails to perform executive’s material duties, (c) executive commits a material act of dishonesty or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of executive’s duties or (d) executive materially breaches the provisions of any written non-competition, non-disclosure or non-solicitation agreement, or any other agreement with us.

Outstanding Equity Awards at End of 2016

The following table provides information about outstanding stock options held by each of our named executive officers at December 31, 2016. All of these options were granted under our stock incentive plan (the “2007 Plan”) or our 2014 Plan. Ms. Woody is not included in the table below, because all her outstanding option awards terminated unexercised prior to December 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Travis C. Mickle, Ph.D.	53,333			$5.85	08/17/2022
	13,333	13,333	(1)(2)	$5.85	07/30/2024
	55,000	165,000	(1)(3)	$20.45	09/04/2025
		150,000	(1)(4)	$12.62	02/10/2026
Daniel L. Cohen		140,000	(1)(5)	$18.10	04/13/2026
Sven Guenther, Ph.D.	20,000			$4.65	07/01/2019
	10,000	10,000	(1)(6)	$5.85	07/09/2024
	12,500	37,500	(1)(3)	$20.45	09/03/2025
		50,000	(1)(4)	$12.62	02/10/2026

(1)

All shares underlying these option grants will vest in full and become immediately exercisable (i) in the event that the option holder is terminated by us without cause or resigns for good reason or (ii) immediately prior to any change in control of KemPharm.

(2)	The shares underlying this option will vest in equal annual installments over a period of four years beginning on July 30, 2015 through July 30, 2018.
(3)	The shares underlying this option will vest in equal annual installments over a period of four years beginning on September 4, 2016 through September 4, 2019.
(4)	The shares underlying this option will vest in equal annual installments over a period of four years beginning on February 10, 2017 through February 10, 2020.
(5)	The shares underlying this option will vest in equal annual installments over a period of four years beginning on April 13, 2017 through April 13, 2020.
(6)	The shares underlying this option will vest in equal annual installments over a period of four years beginning on September 9, 2015 through September 9, 2018.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2015 or 2016.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any nonqualified deferred compensation plan sponsored by us during 2015 or 2016.

Equity Incentive Plans

2014 Equity Incentive Plan

Our Board adopted and our stockholders have approved our 2014 Plan. The 2014 Plan became effective on April 15, 2015. As of December 31, 2016, options exercisable for 1,601,633 shares of our common stock have been granted and no shares of our common stock have been issued under our 2014 Plan. Our 2014 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our 2014 Plan also provides for the grant of performance cash awards to our employees, consultants and directors.

Authorized Shares

The maximum number of shares of our common stock that may be issued under our 2014 Plan is 3,432,183 shares. The number of shares of our common stock reserved for issuance under our 2014 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2016 continuing through January 1, 2024, by 4.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board. On January 1, 2017, the maximum number of shares of our common stock reserved for issuance under our 2014 Plan was increased by 585,879 shares as a result of this automatic increase. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 13,600,000. The aggregate maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, cannot exceed $500,000 in total value, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year.

Shares issued under our 2014 Plan may be authorized but unissued or reacquired shares of our common stock. Shares subject to stock awards granted under our 2014 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2014 Plan. Additionally, shares issued pursuant to stock awards under our 2014 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under our 2014 Plan.

Administration

Our Board, or a duly authorized committee thereof, has the authority to administer our 2014 Plan. Our Board has delegated its authority to administer our 2014 Plan to our Compensation Committee under the terms of the Compensation Committee’s charter. Our Board, or a duly authorized committee thereof, may also delegate to one or more of our officers the authority to (a) designate employees other than officers to receive specified stock awards and (b) determine the number of shares of our common stock to be subject to such stock awards. Our Compensation Committee has delegated this authority to our chief executive officer, Travis C. Mickle, but not for himself and not for our executive officers. Subject to the terms of our 2014 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our 2014 Plan.

The administrator has the power to modify outstanding awards under our 2014 Plan. Subject to the terms of our 2014 Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Section 162(m) Limits

No participant may be granted stock awards covering more than 3,400,000 shares of our common stock under our 2014 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 3,400,000 shares of our common stock or a performance cash award having a maximum value in excess of $5,000,000 under our 2014 Plan. These limitations enable us to grant awards that will be exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Performance Awards

Our 2014 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To enable us to grant performance-based awards that will qualify, our Compensation Committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of specified pre-established performance goals during a designated performance period.

Corporate Transactions

Our 2014 Plan provides that in the event of a specified corporate transaction, including a consolidation, merger, or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption, continuation or substitution of an stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us; or

•	cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

Change in Control

The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

Plan Amendment or Termination

Our board has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board adopts our 2014 Plan.

2007 Plan

Our 2007 Plan was adopted by our Board and approved by our stockholders in June 2007. Awards outstanding under our 2007 Plan prior to completion of our initial public offering continue to be governed by their existing terms under the 2007 Plan. No further awards will be made under the 2007 Plan.

As of December 31, 2016, options to purchase 388,627 shares of our common stock were outstanding under the 2007 Plan.

Administration

Our Board or the Compensation Committee of our Board act as the administrator of the 2007 Plan. The administrator has the complete discretion to make all decisions relating to the plan and outstanding awards.

Eligibility

Employees, non-employee directors and consultants were eligible to participate in our 2007 Plan however only employees were eligible for the grant of incentive stock options.

Types of Awards

Our 2007 Plan provides for the award of incentive and nonstatutory stock options and the award of incentive stock (including phantom stock credits to acquire incentive stock).

The administrator may (a) grant awards under the 2007 Plan conditional upon an election by a participant to defer payment of a portion of his or her salary, (b) give a participant a choice between two types of awards or combinations of awards, (c) grant awards in the alternative so that acceptance of or exercise of one award cancels the right of a participant to another and (d) grant awards in any combination or combinations and subject to any condition or condition consistent with the terms of the 2007 Plan that the administrator in its sole discretion may determine.

Terms of Awards

Subject to the terms of the 2007 Plan, the administrator determines the terms of all awards. The exercise price for stock options granted under the 2007 Plan may not be less than 100% of the fair market value of our common stock on the grant date; however, the exercise price for an incentive stock option granted to a holder of more than 10% of our stock may not be less than 110% of such fair market value on the grant date. Options are generally transferable only by will or the laws of descent and distribution, and may be exercised during the holder’s lifetime only by the holder or, in the case of a nonstatutory stock option, by the holder’s guardian or legal representative.

The term of options granted under the 2007 Plan may not exceed ten years and will generally expire sooner if the optionee’s service terminates. Options vest at the times determined by the administrator.

Shares may be awarded under the 2007 Plan in consideration for services rendered to us or sold under the 2007 Plan. Shares awarded or sold under the 2007 Plan may be fully vested at grant or subject to special forfeiture conditions or rights of repurchase as determined by the administrator.

Change in Control

Until June 2014, our form of incentive stock option agreement provided for acceleration of vesting upon a change of control for incentive stock option awards issued under our 2007 Plan. All unvested shares subject to such an incentive stock option award will vest in full and become immediately exercisable immediately prior to the effective date of a change of control transaction.

Our form of non-qualified stock option agreement provides for similar acceleration of vesting upon a change of control for non-qualified stock option awards issued under our 2007 Plan. All unvested shares subject to a non-qualified stock option award will vest in full and become immediately exercisable if the holder is terminated without cause within 24 months after the consummation of a change of control transaction.

Changes in Capitalization

If any change is made in the shares of the common stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made by the administrator to the kind and number of shares and price per share of stock subject to each outstanding award under our 2007 Plan. Any increase in the shares, or the right to acquire shares, as the result of such an adjustment will be subject to the same terms and conditions that apply to the award for which such increase was received. No fractional shares of common stock will be issued under the 2007 Plan on account of any such adjustment, and rights to shares always will be limited after such an adjustment to the lower full share.

Amendment and Termination

Our Board may at any time amend the 2007 Plan. However, our Board must obtain approval of our stockholders or any amendment requiring such approval under federal tax or federal securities laws. In addition, our Board may not alter or impair any award previously granted under the 2007 Plan without the consent of the holder of such award. The 2007 Plan will terminate ten years after the earliest of the date the 2007 Plan was adopted by our Board, the date our stockholder approved the 2007 Plan or a date determined by our Board.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Currently, we match 100% of each eligible employee’s contributions up to 4% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and our matching contribution is also immediately and fully vested when made. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the board. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION

In February 2016, our Compensation Committee adopted a non-employee director compensation policy to replace our non-employee director cash stipend compensation policy which was effective July 1, 2015. The previous policy provided for stipends paid to each of our non-employee directors for service on the Board and for service on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as follows:

	Member Annual Service Stipend	Chairman Additional Annual Service Stipend
Board of Directors	$35,000	$—
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	5,000	7,500
Lead independent director	15,000	N/A

Our non-employee director compensation policy adopted in February 2016 provides for a cash stipend and an annual option grant for each non-employee director for service on our Board and, if applicable, on our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These stipends are payable in four equal quarterly installments on the last day of each quarter.

Pursuant to our non-employee director compensation policy, on the date of each annual meeting of our stockholders, each director who continues to serve as a non-employee member of our Board following such stockholders meeting will be automatically granted a stock option for 10,000 shares of our common stock. The stock options will vest and become exercisable in full on the earliest of (i) the first anniversary of the grant date, (ii) the day before the first annual stockholders meeting occurring after the grant date or (iii) immediately prior to a change in control of the Company, subject in each case to the director’s continued service on such vesting date.

In May 2016, in accordance with the non-employee director compensation policy, we granted annual option grants for 10,000 shares of our common stock to our non-employee directors, Messrs. Pascoe, Plooster, Saluri, Thompson and Tierney, subject to their continued service with our company. The exercise price of these options is $6.05 per share which was equal to the closing sale price of our common stock as reported on The NASDAQ Global Market on the date of grant. These options will vest in full in full on the earlier of (i) the first anniversary of the date of grant or (ii) one day prior to the date of the first annual meeting of our stockholders following the date of grant.

2016 Director Compensation Table

The following table sets forth information regarding compensation earned for service on our Board during 2016 by our non-employee directors. Dr. Mickle, our president and chief executive officer, was also a director during 2016 but did not receive any additional compensation for his service as a director. Dr. Mickle’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)
Richard W. Pascoe	62,500	(2)	42,700
Matthew R. Plooster	55,000	(3)	42,700
Joseph B. Saluri	55,000	(4)	42,700
Danny L. Thompson	57,500	(5)	42,700
David S. Tierney	45,000	(6)	42,700

(1)

This column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note K to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	Represents stipends awarded for Mr. Pascoe’s service as our lead independent director, as a member of our Audit Committee and as a member of our Compensation Committee during 2016.
(3)	Represents stipends awarded for Mr. Plooster’s service on our Board, as the chairman of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee during 2016.
(4)	Represents stipends awarded for Mr. Saluri’s service on our Board, as a member of our Audit Committee and as the chairman of our Nominating and Corporate Governance Committee during 2016.
(5)	Represents stipends awarded for Mr. Thompson’s service on our Board and as the chairman of our Audit Committee during 2016.
(6)	Represents stipends awarded for Mr. Tierney’s service on our Board, as a member of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee during 2016.

The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2016:

Name	Aggregate Option Awards Outstanding (#)
Richard W. Pascoe	27,333	(1)
Matthew R. Plooster	32,000	(2)
Joseph B. Saluri	27,333	(1)
Danny L. Thompson	29,999	(3)
David S. Tierney	27,333	(4)

(1)

As of December 31, 2016, 17,333 shares underlying these options were vested. The remaining 10,000 shares underlying these options will vest on the earlier of (i) May 24, 2017 or (ii) one day prior to the date of the Annual Meeting.

(2)

As of December 31, 2016, 14,000 shares underlying these options were vested. 8,000 of the shares underlying these options will vest in equal annual installments on August 25, 2017 and August 25, 2018. The remaining 10,000 shares underlying these options will vest on the earlier of (i) May 24, 2017 or (ii) one day prior to the date of the Annual Meeting.

(3)

As of December 31, 2016, 19,999 shares underlying these options were vested. The remaining 10,000 shares underlying these options will vest on the earlier of (i) May 24, 2017 or (ii) one day prior to the date of the Annual Meeting.

(4)	As of December 31, 2016, 13,333 shares underlying these options were vested. 4,000 of the remaining shares underlying these options will vest in equal annual installments on March 2, 2017 and March 2, 2018. The remaining 10,000 shares underlying these options will vest on the earlier of (i) May 24, 2017 or (ii) one day prior to the Annual Meeting.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2016. Information is included for the 2007 Plan and the 2014 Plan, each of which was in effect as of December 31, 2016 and was adopted with the approval of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Shares of Common Stock to be issued upon exercise of outstanding options and rights (#)(a)		Weighted-average exercise price of outstanding options and rights ($)(b)	Shares of Common Stock available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)
Equity compensation plans approved by stockholders	1,990,260	(1)	13.64	1,244,671	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	1,990,260			1,244,671

(1)	Includes (i) options to purchase a total of 388,627 shares of our common stock under the 2007 Plan and (ii) options to purchase a total of 1,601,633 shares of common stock under the 2014 Plan.
(2)

Consists of 1,244,671 shares of common stock reserved for issuance under the 2014 Plan. The number of shares of our common stock reserved for issuance under the 2014 Plan will automatically increase each year on January 1 from January 1, 2016 continuing through January 1, 2024, by (i) 4.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or (ii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Plan, an additional 585,879 shares of common stock were added to the number of shares reserved for issuance under the 2014 Plan, effective January 1, 2017.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

Prior to our initial public offering, we did not have a formal policy regarding approval of transactions with related parties. Effective as of the completion of our initial public offering in April 2015, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”

Shire Agreement

On March 21, 2012, as a result of a litigation settlement, we and our chief executive officer, Travis C. Mickle, Ph.D., entered into an asset purchase agreement with Shire LLC pursuant to which we sold assets and intellectual property to Shire for proceeds of $5.1 million. As partial consideration for this sale, we granted Shire a right of first refusal to acquire, license or commercialize KP415, our prodrug of methylphenidate, and Dr. Mickle entered into a consulting agreement with Shire to provide litigation support services with respect to such sold assets. As compensation for his services provided under such consulting agreement, Shire is required to pay Dr. Mickle a monthly retainer of $10,000 and compensation of $750 per hour. This consulting agreement terminated in 2015 and was not renewed for 2016.

Employment Relationship with Christal M.M. Mickle

Christal M.M. Mickle is a co-founder of our company and is the spouse of Travis C. Mickle, Ph.D., our chief executive officer and a member of our Board. Ms. Mickle has held a variety of positions at our company. See “Management—Christal M.M. Mickle” for a discussion of Ms. Mickle’s multiple roles at KemPharm. The following table presents the compensation awarded to, earned by or paid to Ms. Mickle by us for the years ended December 31, 2016 and 2015.

Year	Salary ($)	Non-Equity Incentive Plan Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
2016	276,667	57,036	176,600	15,558	525,861
2015	229,167	58,955	327,019	15,129	630,270

(1)	The amounts reflect non-equity incentive plan awards paid in 2017 and 2016 for performance during 2016 and 2015, respectively.
(2)

The amounts reflect the full grant date fair value for awards granted during 2016. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note K to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)	Amounts shown relate to company contributions to the 401(k) plan and payments for dependent care we paid for on behalf of Ms. Mickle.

In August 2015, our Compensation Committee approved an increase in Ms. Mickle’s annual salary from $190,000 to $260,000, effective as of September 1, 2015. In February 2016, our Compensation Committee approved an increase in Ms. Mickle’s annual salary from $260,000 to $280,000, effective as of March 1, 2016.

In February 2016, we granted Ms. Mickle an option to purchase 20,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $12.62 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. In January 2017, we granted Ms. Mickle an option to purchase 30,000 shares of our common stock. The shares subject to this option will vest in equal annual installments over a period of four years. The exercise price of this option is $3.55 per share, which equaled the closing sale price per share of our common stock as reported on The NASDAQ Global Market on the date of grant. All shares subject to vesting under these options will vest in full and become immediately exercisable upon the closing of a sale or other change in control of our company.

In May 2014, we entered into an employment agreement with Ms. Mickle, under which Ms. Mickle serves as our vice president of operations and product development. Under this agreement, upon the execution of a release of claims, Ms. Mickle is eligible to receive severance benefits in specified circumstances.

In the event that we terminate Ms. Mickle without cause or she resigns for good reason, Ms. Mickle will be entitled to receive (i) an amount equal to 12 months of her annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (ii) a pro rata bonus award payable on the first regularly scheduled pay day following the 60th day after her termination, (iii) 12 months of continued health coverage and (iv) full vesting of her outstanding equity awards; provided, however, if such termination occurs within 60 days before, upon or within one year following a sale that constitutes a “change in control event” as defined under the Code, then Ms. Mickle will be entitled to receive her 12 month salary continuation in one lump sum payment on the first regularly scheduled pay day following the 60th day after her termination. In the event that we terminate Ms. Mickle with cause, Ms. Mickle resigns without good reason, or the employment is terminated due to mutual agreement, death or disability, then Ms. Mickle will not be entitled to receive severance benefits. Under the terms of Ms. Mickle’s employment agreement, if we enter into any change of control, all then unvested shares subject to outstanding options shall become fully vested and immediately exercisable immediately prior to such change in control.

The following definitions have been adopted in Ms. Mickle’s employment agreement:

•

“cause” means (a) executive is convicted of, or pleads nolo contendere to, a crime constituting a misdemeanor involving dishonesty or moral turpitude or any crime constituting a felony, (b) executive neglects, refuses or fails to perform executive’s material duties, (c) executive commits a material act of dishonesty or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of executive’s duties or (d) executive materially breaches the provisions of any written non-competition, non-disclosure or non-solicitation agreement, or any other agreement with us; and

•

“good reason” means (a) material diminution by us of the executive’s authority, duties or responsibilities the duration of which is greater than 15 days and which is not the result of her acts or omissions which constitute cause, (b) a material change in the geographic location at which the executive must perform services under the agreement, (c) a material diminution in her base salary which is not the result of an across-the-board reduction in base salaries of other senior executives of the Company or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to the executive or our failure to obtain from a successor the express assumption of the agreement.

Participation in our Initial Public Offering

In April 2015, the following directors, executive officers and beneficial owners of more than 5% of our capital stock and certain of their affiliates, purchased an aggregate of 507,000 shares of our common stock in our initial public offering at the offering price of $11.00 per share:

Beneficial Owner	Shares purchased	Total purchase price
Gordon K. Johnson	2,000	$22,000
David S. Tierney	5,000	55,000
Entities affiliated with Deerfield Management Company, L.P.	500,000	5,500,000

Total	507,000	$5,577,000

Participation in our Convertible Debt Financing

In February 2016, the following directors, executive officers and beneficial owners of more than 5% of our capital stock and certain of their affiliates, purchased an aggregate of $83.25 million of our 5.50% Senior Convertible Notes due 2021 (the “Notes”).

Beneficial Owner	Aggregate Principal Amount Purchased (in thousands)
Entities affiliated with Deerfield Management Company, L.P.	$75,000
Delaware Street Capital Master Fund, L.P.	8,250

Total	$83,250

The Notes were originally issued to Cowen and Company, LLC and RBC Capital Markets, LLC as representatives of the several initial purchasers, who subsequently resold the Notes to qualified institutional buyers (the “Note Offering”) in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended. In the Note Offering, we issued Notes in the aggregate principal amount of $86.25 million.

The Notes were issued pursuant to an Indenture, dated as of February 9, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Interest on the Notes will be payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on August 1, 2016, at a rate of 5.50% per year. The Notes mature on February 1, 2021 unless earlier converted or repurchased.

Approximately, $18.6 million of the net proceeds from the Note Offering were used to repay in full the $15.0 million original principal amount term note (the “term note”) issued under that certain facility agreement, dated as of June 2, 2014 (as amended, the “Facility Agreement”), between us and Deerfield, plus all accrued but unpaid interest on the term note, a make whole interest payment on the term note and a prepayment premium on the term note. Immediately following the completion of the Note Offering, but prior to this prepayment, we had outstanding debt in the aggregate principal amount of $115.4 million, of which $4.1 million was capitalized interest added to the principal amount of our term note issued to Deerfield in accordance with the terms thereof, upon which interest in the aggregate amount of $0.3 million was accrued.

The Notes are not redeemable prior to the maturity date, and no sinking fund is provided for the Notes. The Notes are convertible at an initial conversion rate of 58.4454 shares of our common stock per $1,000 principal amount of the Notes, subject to adjustment under the Indenture, which is equal to an initial conversion price of approximately $17.11 per share of common stock. Upon conversion, the Notes will be settled in shares of our common stock, together with a cash payment in lieu of delivering any fractional shares. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If we undergo a “fundamental change” (as defined in the Indenture), holders may require that we repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Holders who convert on or after the date that is one year after the last date of original issuance of the Notes may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in shares of our common stock.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

In connection with the Note Offering, we entered into a Third Amendment (the “Third Amendment”) to the Facility Agreement, Senior Secured Convertible Note and Warrant, with Deerfield. The Third Amendment, among other things, eliminated our ability to require Deerfield to convert its senior secured convertible note issued under the Facility Agreement into our common stock. In addition, pursuant to the Third Amendment, Deerfield consented to the prepayment of the term note and the issuance of the Notes. Except as modified by the Third Amendment, all terms and conditions of the Facility Agreement remain in full force and effect.

Amendment to Deerfield Note and Warrant

In connection with entering into a Common Stock Sales Agreement with Cowen and Company, LLC, on October 3, 2016, we entered into a Fourth Amendment (the “Fourth Amendment”) to Senior Secured Convertible Note (as amended, the “Note”) and Warrant (as amended, the “Warrant”), with Deerfield Private Design Fund III, L.P. The Fourth Amendment, among other things, clarifies the calculation of an anti-dilution adjustment of the conversion price and exercise price of the Note and Warrant, respectively, in the event that we effect an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, of our common stock. Except as modified by the Fourth Amendment, all terms and conditions of the Note and Warrant remain in full force and effect.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with some of our stockholders, including Deerfield. The investors’ rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock, including shares of common stock issued or issuable upon conversion or reclassification of the shares of our redeemable convertible preferred stock, convertible notes and warrants held by them. The provisions of this agreement, other than those relating to registration rights, terminated upon completion of our initial public offering.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the board.

In addition, we have entered into indemnification agreements with our directors and executive officers. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are KemPharm’s stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or KemPharm. Direct your written request to KemPharm, Inc., 2500 Crosspark Road, Suite E126, Coralville, Iowa 52241, Attn: Secretary or contact Timothy Sangiovanni, the Vice President, Corporate Controller, at (888) 958-1253. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer, Secretary and Treasurer

April 12, 2017

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to KemPharm, Inc., 2500 Crosspark Road, Suite E126, Coralville, Iowa 52241, Attn: Secretary.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 22, 2017.
Vote by Internet

• Go to www.envisionreports.com/KMPH

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR both nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold	+
	01 - Richard W. Pascoe	☐	☐	02 - David S. Tierney	☐	☐

		For	Against	Abstain
2.	To ratify the selection by the audit committee of the board of directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	2 1 D V	+
02KO7B

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KemPharm, Inc.

Notice of 2017 Annual Meeting of Stockholders

Hilton Garden Inn West Des Moines, 205 S 64th Street, West Des Moines, IA 50266

Proxy Solicited by the Board of Directors for the Annual Meeting — May 23, 2017

Travis C. Mickle and R. LaDuane Clifton, together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of KemPharm, Inc. to be held on Tuesday, May 23, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR both nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)